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                                                                      Exhibit 15





July 13, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
33-54283, 33-54344, 33-54348, 33-54735, 33-54737, 33-58255, 33-58785, 33-58861,
33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
333-28181, 333-46295, 333-47443, 333-47445, 333-47451, 333-47733, 333-47735,
333-49545, 333-49547, 333-49551, 333-52399, 333-58695, 333-58697, 333-58701,
333-65703, 333-70447, and 333-74313 on Form S-8, and 333-52485, 333-67209,
333-67211, and 333-82625 on Form S-3

Commissioners:

We are aware that our report dated July 13, 1999 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended June 30, 1999 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.

Very truly yours,



PricewaterhouseCoopers LLP